                                                                     EXHIBIT 3.2

                                    AMENDED BYLAWS
                                          OF
                                     AGSCO, INC.


                                      ARTICLE I
                                       OFFICES


    SECTION 1.01 - PRINCIPAL OFFICE.    The principal office of the corporation
in the State of North Dakota shall be located in the City of Grand Forks, County of Grand Forks. The corporation may have such other offices, either within or without the State of North Dakota as the Board of Directors may designate or as the business of the corporation may require from time to time.

    SECTION 1.02 - REGISTERED OFFICE.    The registered office of the
corporation required by the North Dakota Business Corporation Act to be maintained in the State of North Dakota may be, but need not be, identical with the principal office in the State of North Dakota, and the address of the registered office may be changed from time to time by the Board of Directors.


                                      ARTICLE II
                                     SHAREHOLDERS

    SECTION 2.01 - REGULAR MEETINGS: Regular meetings of the shareholders of the corporation entitled to vote shall be held on an annual, or other less frequent basis, as shall be determined by the Board of Directors for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

    SECTION 2.02 - SPECIAL MEETINGS.    Special meetings of the shareholders,
for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Chairman of the Board or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all outstanding shares of the corporation entitled to vote at the meetings.

    SECTION 2.03 - PLACE OF MEETING.    The Board of Directors may designate
any place, either within or without the State of North Dakota, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place either within or without the State of North Dakota, as the place for the holding of such meeting. If no designation is made, or if a


                                      Ex. 3.2 -1
special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of North Dakota.

    SECTION 2.04 - NOTICE OF MEETING.    Written notice stating the place, day
and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his/her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

    SECTION 2.05 - CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.    For
the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

    SECTION 2.06 - VOTING LISTS.    The officer or agent having charge of the
stock transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

    SECTION 2.07 - QUORUM.   Thirty three percent (33%) of the corporation
entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than thirty three percent (33%) of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such


                                      Ex. 3.2 -2
adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

    SECTION 2.08 - PROXIES.    At all meetings of shareholders, a shareholder
may vote in person or by proxy executed in writing by the shareholder or by his/her duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

    SECTION 2.09 - VOTING OF SHARES.    Subject to the provisions of Section
2.12 of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

    SECTION 2.10 - VOTING OF SHARES BY CERTAIN HOLDERS.    Shares standing in
the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

    A. Shares held by an administrator, executor, guardian or conservator may be voted by him/her, either in person or by proxy, without a transfer of such shares into his/her name. Shares standing in the name of a trustee may be voted by him/her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him/her without a transfer of such share into his/her name.
    B. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his/her name if authority so to do be contained in an appropriate order of the Court by which such receiver was appointed.
    C. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledge, and thereafter the pledge shall be entitled to vote the shares so transferred.
    D. Neither shares of its own stock held by the corporation, nor those held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for the purpose of any meeting.

    SECTION 2.11 - INFORMAL ACTON BY SHAREHOLDERS.    Any action required to be
taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.


                                      Ex. 3.2 -3

    SECTION 2.12 - CUMULATIVE VOTING.    At each election for Directors every
shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him/her for as many persons as there are Directors to be elected and for whose election he/she has a right to vote, or to cumulate his/her votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his/her shares shall equal, or by distributing such votes on the same principle among any number of candidates.

    SECTION 2.13 - WAIVER OF NOTICE: A shareholder may waive notice of any meeting before, at or after the meeting, in writing, orally or by attendance. Attendance at a meeting by a shareholder is a waiver of notice of that meeting unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not be lawfully considered at such meeting and does not participate in the consideration of the item of such meeting.

    SECTION 2.14 - PROPERLY BROUGHT BUSINESS: At the regular meeting, the shareholders shall elect directors of the corporation and shall transact such other business as may properly come before them. To be properly brought before the meeting, business must be of a nature that is appropriate for consideration at a regular meeting and must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before the regular meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, each such notice must be given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation, not less than sixty (60) days nor more than ninety (90) days prior to a meeting date corresponding to the previous year's regular meeting. Each such notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the regular meeting (a) a brief description of the business desired to be brought before the regular meeting and the reasons for conducting such business at the regular meeting, (b) the name and address of record of the shareholders proposing such business, (c) the class or series (if any) and number of shares of the corporation which are owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in these Amended Bylaws to the contrary, no business shall be transacted at the regular meeting except in accordance with the procedures set forth in the Article; provided, however, that nothing in the Article shall be deemed to preclude discussion by any shareholder of any business properly brought before the regular meeting, in accordance with these Amended Bylaws. The amendment or repeal of this section or the adoption of any provision inconsistent therewith shall require the approval of the holders of shares representing at least 70% of the outstanding shares of the common stock.


                                     ARTICLE III
                                  BOARD OF DIRECTORS


                                      Ex. 3.2 -4

    SECTION 3.01 - GENERAL POWERS.    The business and affairs of the
corporation shall be managed by its Board of Directors. The corporation Board of Directors shall be responsible for the overall policy issues set for the company.

    A. OBJECTIVES. The Board is to protect the continued financial integrity of the company while setting policy for the economic well-being of the company present and future.
    B. RESPONSIBILITY AND AUTHORITY. The Board of Directors shall deal with all stock related issues including the determination of priority redemption based upon requests, previous commitments and current events. The Board of Directors also shall:
         1.   Provide leadership and vision.
         2.   Set the goals, strategies and policies of the company.
         3.   Monitor the achievement of those goals.
         4.   Review the resources of the people in the company.
         5. Be the final authority on Compensation Plan approval, annual budgets and any changes that singularly or cumulatively impact the budgeted pretax profit by 10% of more, negatively or positively, during the operating year.
         6.   Appoint the CEO.
         7.   Review the performance of the CEO and the executive team.
         8.   Determine annual stock dividends/cash disbursements.
         9. Approval of, and final authority on any activities involving mergers, sale, or acquisitions.
         10.  Have all other powers allowable by law.

    SECTION 3.02 - DIRECTORS - VOTING AND ADVISORY NON-VOTING.
    A.   NUMBER,  TENURE, AND QUALIFICATIONS OF VOTING DIRECTORS.    The number
         of directors of the corporation shall be fixed at no less than seven
         (7) and no more than nine (9) - six (6) internal and up to three (3) external. Each Director shall hold office until the next annual meeting of shareholders and until his/her successor shall have been elected and qualified. Directors need not be residents of the State of North Dakota. The number of Directors may be increased at any time by the affirmative vote of a majority of the directors (or by the affirmative vote of a majority in interest of the stockholders) at a regular meeting or a special meeting called for that purpose, and by vote, the additional directors may be chosen at such meeting to hold office until the next election of the class for which the Directors have been chosen, and until their successors are elected and qualified.
    B. NON-VOTING DIRECTORS. Advisory members of the Board shall consist of internal and external advisory members. Internal members shall be those members who are currently employed by the corporation and external members are defined as those individuals who are not employees of the corporation. Advisory members shall not have any voting rights at any meeting. All non-voting members shall be appointed by a majority vote of the Board of Directors. The Board of Directors shall fix the length of term to be served by any Advisory Board Member. Whether


                                      Ex. 3.2 -5
         to add Advisory members to the Board of Directors shall be at the discretion of the Board of Directors and likewise the number of Advisory members to be included on the Board of Directors shall be at the Board of Directors' discretion.

    SECTION 3.03 - REGULAR MEETINGS.    A regular meeting of the Board of
Directors shall be held, without other notice than this Bylaw, so as to coincide with the annual meeting of stockholders. The Board of Directors shall have a minimum of six (6) additional meetings per year. The Board of Directors may provide, by resolution, the time and place, either within or without the State of North Dakota for the holding of additional regular meetings without other notice than such resolution. Directors may be allowed to attend a regular meeting of the Board of Directors via telephone or other electronic means.

    SECTION 3.04 - SPECIAL MEETINGS.    Special meetings of the Board of
Directors may be called by or at the request of the Chairman of the Board, the President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of North Dakota, as the place for holding any special meeting of the Board of Directors called by them. Directors may be allowed to attend a regular meeting of the Board of Directors via telephone or other electronic means.

    SECTION 3.05 - NOTICE. Notice of any special meeting shall be given at least two days previously thereto by written notice delivered personally or mailed to each Director at his/her business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Directors may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of waiver of such meeting.

    SECTION 3.06 - QUORUM.  A majority of the number of Directors fixed by
Section 3.02 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. Either the President, Chairman of the Board or a Vice President must be part of the majority of qualified Directors in order to constitute a quorum for the transaction of business.

    SECTION 3.07 - MANNER OF ACTION. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

    SECTION 3.08 - ACTION WITHOUT A MEETING. Pursuant to 10-19.1-47 of the North Dakota Century Code any action, other than an action requiring shareholder approval, may be taken


                                      Ex. 3.2 -6
by written action signed by the number of directors that would be required to take the same action at a meeting of the Board of Directors at which all directors were present.

    SECTION 3.09 - VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his/her predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of Directors by the shareholders.

    SECTION 3.10 - COMPENSATION. By resolution of the Board of Directors, each Director may be paid his/her expenses, if any, for attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefore. Compensation for external advisory members of Corporate Board, internal advisory members of the Board and voting members of Board of Directors shall be reviewed each year and shall be set during the regular October Board Meeting.

    SECTION 3.11 - PRESUMPTION OF ASSENT. A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his/her dissent shall be entered in the minutes of the meeting or unless he/she shall file his/her written dissent to such action with the person acting as a secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

    SECTION 3.12 - VISION, MISSION, PLANNING, BUDGETS.    The Board of
Directors shall have the responsibility of defining the mission of the company and a shared responsibility with the Executive Committee in providing the vision for short and long range plans and strategic plans for operations. In addition, they shall have the responsibility of approving the product and expense budgets along with annual projected income statements and balance sheets on an annual basis as a part of the short and/or long range plans, as developed and approved by the Executive Committee.

    SECTION 3.13 - MANAGEMENT SUCCESSION.    The Board of Directors shall
hire/remove all corporate officers and approve the succession plans of such officers, those officers being the President, Vice President(s), Secretary and Treasurer. The Board of Directors shall also approve the hiring/removal and succession plans of the Chief Executive Officer, the Chief Financial Officer and the Chief Operating Officer.

    SECTION 3.14 - EXPENDITURE LEVELS, EMPLOYEE AND COMMUNITY RELATIONS,
REGULATORY ACTIONS AND MAJOR POLICY ACTIONS.    The Board of Directors shall
have the responsibility for the continued review of employee and community relations. It also shall approve material changes that could affect the earnings of the corporation. The Board


                                      Ex. 3.2 -7
of Directors shall also keep itself abreast of all major regulatory violations and review the regulatory policies periodically as developed by the Executive Committee. The Board of Directors shall also make final approval for major changes in policy (new, deleted or revised).

    SECTION 3.15 - COMPENSATION COMMITTEE. The Board of Directors shall act in the capacity of the Compensation Committee and shall appoint Compensation Sub-Committees, which can include both Board and non-board members, to develop compensation recommendations to be submitted to the Board for final approval.

    SECTION 3.16 - NOMINATION OF OFFICERS.    The Board of Directors shall
nominate and elect the Chairman of the Board. The Chairman of the Board shall nominate the other officers of the corporation to be elected by the Board of Directors.

    SECTION 3.17 - ABSENT DIRECTORS: A director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes of the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

                                      ARTICLE IV
                                       OFFICERS

    SECTION 4.01 - NUMBER. The officers of the corporation shall consist of the President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors and shall include an Executive Vice President if the Board of Directors elects the same), a Secretary, and a Treasurer. Any two or more offices may be held by the same person, except the offices of President and Secretary, or the office of President and Vice President.

    SECTION 4.02 - ELECTION AND TERM OF OFFICE. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his/her successor shall have been duly elected and shall have qualified or until his/her death or until he/she shall resign or shall have been removed in the manner hereinafter provided.

    SECTION 4.03 - REMOVAL. Any officer or agent may be removed by the Board of Directors whenever in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.


                                      Ex. 3.2 -8

    SECTION 4.04 - VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

    SECTION 4.05 - CHAIRMAN OF THE BOARD. The Chairman of the Board shall be, or shall have been, a senior officer providing advice to the Board and performing duties on behalf of the Board of Directors as authorized by the Board of Directors. The office of the Chairman of Board shall be filled only by individuals who have previously served as the principal executive officer of the corporation. The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors. During the absence or disability of the Chairman, ordering a vacancy in the office of the Chairman of the Board, the President or, during the absence or disability of the President, the designated Vice President, shall preside at all meetings of the shareholders and the Board of Directors.

    SECTION 4.06 - PRESIDENT. In the absence of the Chairman of the Board the President shall preside at all meetings of the shareholders and the Board of
Directors.   He/She, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, may sign certificates for shares of the corporation, deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

    SECTION 4.07 - CHIEF EXECUTIVE OFFICER. Unless otherwise designated by the Board, the President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. If the Board of Directors elects to do so, the Chief Executive Officer can be appointed from qualified management candidates as determined by a majority of the Board of Directors. The Chief Executive Officer shall be the management head of the corporation and in the recess of the Board of Directors shall have the general control and management of all of the business and affairs of the corporation. He/She shall also exercise the powers and perform such other duties as may from time to time be conferred upon or assigned by the bylaws or the Board of Directors. He/She, in conjunction with the President and the Chairman of The Board, shall make annual reports, and submit the same to the Board of Directors and also to the shareholders at their annual meeting, showing the condition and affairs of the corporation. He/She shall from time to time make such recommendations to the Board of Directors, the Executive Committee and any other committees he/she thinks proper and shall bring before the Board of Directors, the Executive Committee, and any other committee, such information as may be required, relating to the business of the corporation.

    SECTION 4.08 - THE VICE PRESIDENT(S). In the absence of the President or in the event of his death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence


                                      Ex. 3.2 -9
of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors. The Board may appoint an Executive Vice President who shall be first in line to serve in the absence of the President or in the absence of the Chief Executive Officer.

    SECTION 4.09 - THE SECRETARY. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; ( c ) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents and execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him/her by the President or by the Board of Directors.

    SECTION 4.10 - THE TREASURER. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation;
(b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him/her by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his/her duties in such sum and with such surety or sureties as the Board of Directors shall determine.


                                      ARTICLE V
                                   INDEMNIFICATION

    SECTION 5.01 - LIABILITY AND INDEMNIFICATION. No director shall be personally liable to the corporation or to its shareholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the laws of the State of North Dakota as the same may exist or may hereafter be amended. Any repeal or modification of the provisions of this Article shall not adversely affect any right of protection of a director of the corporation existing at the time of such repeal or modification.
    Any person who at any time shall serve or shall have served as a director, officer, or employee of the corporation, or of any other enterprise at the request of the corporation, and the heirs,


                                     Ex. 3.2 -10
executors and administrators of such person shall be indemnified by the corporation in accordance with, and to the fullest extent permitted by, the provisions of the North Dakota Century Code, as it may be amended from time to time.

    SECTION 5.02 - INSURANCE. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the poser to indemnify him or her against such liability under the provisions of the North Dakota Century Code.


                                      ARTICLE VI
                                 EXECUTIVE COMMITTEE

    SECTION 6.01 - EXECUTIVE COMMITTEE AND ITS POWERS.    The voting members of
the Executive Committee shall consist of the President, Vice President(s), Secretary, CEO, CFO, COO and any other members that might be appointed to the Executive Committee by the Board of Directors. The Executive Committee will be directly responsible to the Board of Directors. The President shall be the presiding officer of the Committee. The Executive Committee shall have the authority to transact such business of the corporation that may require their attention between meetings of the Board of Directors and all business transacted by such Executive Committee shall be submitted to, and final approval granted by, the Board of Directors at their next regular meeting. The Executive Committee shall have the shared responsibility with the Board of Directors of providing the vision for the company and developing and submitting short and long range plans and strategic plans for operations to the Board of Directors on an annual basis for approval. In addition they shall prepare product and expense budgets along with annual income statements and balance sheets and other financial information of importance as a part of the short and long range performance against short and long range plans on an annual basis and submit to the Board at each meeting of the Board for final approval. The Executive Committee shall approve cumulative expenses that do not exceed approved budgets by more than 10% of budgeted pre-tax profits. The Executive Committee shall have the power to cause the seal of the corporation to be affixed to all papers that require it and to perform the necessary acts to maintain the day to day operation of the corporation and it's various endeavors.

    SECTION 6.02 - REGULAR MEETINGS.    The voting members of the Executive
Committee shall officially meet once a month at a time designated by the President and acceptable to the majority of the Committee members. The Chairman of the Board, as the senior advisory (non-voting) member of the Executive Committee, shall meet with the Executive Committee no less than once each fiscal quarter. Interim special meetings may be called by the President or any two or more other voting members of the Executive Committee.


                                     Ex. 3.2 -11

    SECTION 6.03 - REPORTS OF THE EXECUTIVE COMMITTEE.    The Executive
Committee shall keep regular minutes of its meetings. These minutes are to be included with the minutes of the Board of Directors' meetings that are sent out prior to the Board of Directors meeting.

    SECTION 6.04 -  EXPENDITURE LEVELS.     Expenditure levels shall be
reflected in the approved annul budget. Expenditures in excess of the amount authorized in the approved budgets must be submitted to the President and to the Executive Committee for approval of amounts that will not to change budgeted pre-tax income in excess 10%. Changes in excess of 10% of budgeted pre-tax income must be approved by the Board of Directors.


                                     ARTICLE VII
                        CONTRACTS, LOANS, CHECKS AND DEPOSITS


    SECTION 7.01 - CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     SECTION 7.02 - LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

    SECTION 7.03 - CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

    SECTION 7.04 - DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.


                                     ARTICLE VIII
                      CERTIFICATES FOR SHARES AND THEIR TRANSFER

    SECTION 8.01 - CERTIFICATES FOR SHARES. Confirmation statements or certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Certificates, if issued, shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or one of its employees. The name and address of the person to whom the shares represented thereby are issued, with the


                                     Ex. 3.2 -12
number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

    SECTION 8.02 - TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his/her legal representative, who shall furnish proper evidence of authority to transfer, or by his/her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

    SECTION 8.03 - STOCK RECORD: As used in these Amended Bylaws, the term "shareholder" shall mean the person, firm or corporation in whose name outstanding share of capital stock of the corporation are currently register on the stock record books of the corporation. The corporation shall keep, at its principal executive office or at another place or places within the United States determined by the Board, a share register not more that one year old containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder. The corporation shall also deep at its principal executive office or at another place or places within the United States determined by the Board, a record of the dates on which certificates representing shares were issued. Every certificate surrendered to the corporation for exchange or transfer shall be canceled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled (except as provided for in Section 8.04 of this Article 8).

    SECTION 8.04 - LOST CERTIFICATE: Any shareholder claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the directors so require, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board of at least double the value, as determined by the Board, of the stock represented by such certificate in order to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.

                                      ARTICLE IX
                         STOCK ACQUISITIONS AND DISTRIBUTIONS

    SECTION 9.01 - DISTRIBUTIONS: ACQUISITIONS OF SHARES: The Board of Directors may authorize the acquisition of the corporation's shares and may authorize distributions whenever and is such amounts as, in its opinion, the conditions of the affairs of the corporation shall render it advisable.


                                     Ex. 3.2 -13

    SECTION 9.02 - PURCHASE AND SALE OF SECURITIES: Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber securities of any other company owned by the corporation which represent not more than 10% of the outstanding securities at such issue, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may from time to time confer like powers upon any other person or persons.


                                      ARTICLE X
                                     FISCAL YEAR

The fiscal year of the corporation shall begin on the 1st day of November and end on the 31st day of October in each year.


                                      ARTICLE XI
                                      DIVIDENDS

The Board of Directors may, from time to time, declare, and the corporation may pay, dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and its Articles of Incorporation.



                                     ARTICLE XII
                                   WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the North Dakota Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving such notice.


                                     ARTICLE XIII
                                      AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Director.


                                     Ex. 3.2 -14